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                         EXHIBIT 23.1
          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

 As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 1994, included in American President Companies, Ltd. Form 10-K for the fiscal year ended December 31, 1993 and to all references to our Firm included in this registration statement.



                                              /s/ Arthur Andersen LLP


San Francisco, California
October 24, 1994